Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT:

Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Exec. V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, April 22, 2009

GLIMCHER REPORTS FIRST QUARTER 2009 RESULTS

COLUMBUS, OH – April 22, 2009 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the first quarter ended March 31, 2009.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

Net loss to common shareholders during the first quarter of 2009 was $3.6 million, or $0.09 per share, as compared to a loss of $261,000, or $0.01 per share, in the first quarter of 2008.  Funds From Operations (“FFO”) during the first quarter of 2009 was $18.7 million compared to $19.9 million in the first quarter of 2008.  On a per share basis, FFO during the first quarter of 2009 was $0.46 per share compared to $0.49 per share for the first quarter of 2008.

“We continue to execute according to our business plan in spite of the difficult economic environment,” stated Michael P. Glimcher, Chairman of the Board and CEO.  “Renewals are currently ahead of last year’s pace and we are making tangible progress addressing anchor opportunities throughout the portfolio.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)
	Three Months Ended March 31,
	2009	2008	$ Change
Revenues	$78,323	$78,119	$204
Net loss to common shareholders	$(3,555)	$(261)	$(3,294)
Loss per share	$(0.09)	$(0.01)	$(0.08)
FFO	$18,714	$19,896	$(1,182)
FFO per share	$0.46	$0.49	$(0.03)

Glimcher Realty Trust

Highlights

•
Total revenues were $78.3 million in the first quarter of 2009 compared to total revenues of $78.1 million for the first quarter of 2008.  Increases in total revenue were due to a $1.5 million gain on the sale of depreciable real estate and an increase of $0.6 million in tenant reimbursements.  The increases in total revenue were partially offset by a $1.9 million decrease in minimum rents primarily resulting from tenant bankruptcies.

•
Net loss to common shareholders for the first quarter of 2009 was $3.6 million compared to a net loss of $0.3 million for the first quarter of 2008.  This decrease relates primarily to a $3.5 million increase in depreciation expense and lower minimum rents of $1.9 million.  This was partially offset by lower interest costs of $1.8 million.

•
Net operating income for comparable wholly-owned mall properties, (“Core Malls”), decreased 1.6% in the first quarter of 2009 over the first quarter of 2008.  Core Malls exclude the Company’s malls held in joint ventures and held-for-sale malls.

•
Store average rents for the Core Malls were $27.38 per square foot at March 31, 2009, an increase of 1% from $27.20 per square foot at March 31, 2008.  Re-leasing spreads for the leases signed during the first quarter of 2009 were flat with base rents averaging $41.74 per square foot.  Re-leasing spreads represent the percentage change in base rent for leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Occupancy for stores in the Core Malls at March 31, 2009 was 91.2% compared to 92.7% at March 31, 2008.

•
Average store sales in the Core Malls decreased 4.1% to $355 per square foot for the twelve months ending March 31, 2009 compared to $370 per square foot for the twelve months ending March 31, 2008 but were essentially flat compared to the sales for the twelve months ending December 31, 2008.  Comparable mall store sales for the Company’s Core Malls decreased 3.6% for the twelve months ending March 31, 2009 compared to the same period in 2008.  Average store sales represent retail sales for mall stores of 10,000 square feet or less that reported sales in the most recent twelve month period.  Comparable sales compare only those stores with sales in both respective twelve month periods ending March 31, 2009 and March 31, 2008.

•
Debt-to-total-market capitalization at March 31, 2009 (including the Company’s pro-rata share of joint venture debt) was 86.6% based on the common share closing price of $1.40 as compared to 84.2% at December 31, 2008 based on the common share closing price of $2.81.  Debt with fixed rates represented approximately 83% of the Company’s total outstanding borrowings at March 31, 2009 as compared to 87% as of December 31, 2008.  The increase in the total debt-to-market capitalization is primarily the result of the decrease in the Company’s common share price.  The Company’s total debt decreased by $18.7 million during the first quarter.

•	As of March 31, 2009, the Company is in compliance with the financial covenants under its credit facility.

•
The Company closed on a new $23.4 million loan on its lifestyle expansion at Polaris Fashion Place in Columbus, Ohio.  The Company currently has received $18.5 million of proceeds, $7 million in the first quarter and an additional $11.5 million in April 2009.  The remaining $4.9 million of proceeds are expected to be funded later this year as additional tenants open at the center.

•
As part of a corporate wide effort to reduce expenses, the Company implemented, effective in April 2009, salary reductions ranging from 2.5% to 10% for all bonus eligible employees and a 10% reduction in all fees paid to board members.

2009 Outlook

The Company estimates diluted net loss per share to be in the range of $(0.19) to $(0.09) for the year ending December 31, 2009 and expects diluted FFO per share to be in the range of $1.85 to $1.95 for the year ending December 31, 2009.  The guidance assumptions remain consistent with previous guidance.

A reconciliation of the range of estimated diluted net loss per share to FFO per share for 2009 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.19)	$(0.09)
Add: Real estate depreciation and amortization*	2.08	2.08
Less: Gain on sales of properties	(0.04)	(0.04)
Estimated FFO per share	$1.85	$1.95

* wholly owned properties and pro rata share of joint ventures

Glimcher Realty Trust

For the second quarter of 2009, the Company estimates diluted net loss per share to be in the range of ($0.10) to $(0.06) and FFO per share to be in the range of $0.40 to $0.44.  A reconciliation of the range of estimated diluted net loss per share to estimated FFO per share for the second quarter of 2009 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.10)	$(0.06)
Add: Real estate depreciation and amortization*	0.50	0.50
Estimated FFO per share	$0.40	$0.44

* wholly owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales.  We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

First Quarter Conference Call

Glimcher’s first quarter investor conference call is scheduled for 11 a.m. ET on Thursday, April 23, 2009.  Those wishing to join this call may do so by calling (800) 901.5213, Passcode:  49360101.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on April 23, 2009 and continue through May 7, 2009.  Supplemental information about the first quarter operating results is available on the Company’s website or at www.sec.gov or by calling (614) 887-5632.

Glimcher Realty Trust

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers.  At March 31, 2009, the Company’s mall portfolio, including assets held through one of the Company’s strategic joint ventures, consisted of 23 properties located in 14 states with gross leasable area totaling approximately 20.2 million square feet.  The community center portfolio is comprised of four properties representing approximately 769,000 square feet.  Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, changes in political, economic or market conditions generally and the real estate and capital markets specifically; impact of increased competition; availability of capital and financing;  tenant or joint venture partner(s) bankruptcies;  failure to increase mall store occupancy and same-mall operating income;  rejection of leases by tenants in bankruptcy; financing and development risks; construction and lease-up delay; cost overruns; the level and volatility of interest rate; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the failure of the Company to make additional investments in regional mall properties and to redevelop properties; failure of the Company to comply or remain in compliance with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility; defaults by the Company under its debt instruments; failure to complete proposed or anticipated acquisitions; the failure to sell properties as anticipated and to obtain estimated sale prices;  the failure to upgrade the Company’s tenant mix; restrictions in current financing arrangements;  the failure to fully recover tenant obligations for common area maintenance or insurance, taxes and other property expense; the impact of changes to tax legislation and, generally, the Company’s tax position; the failure of the Company to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; impairment charges with respect to properties as well as additional impairment charges with respect to properties for which there has been a prior impairment charge; loss of key personnel; material changes in the Company’s dividend rates on its securities or the ability to pay its dividend on its common shares or other securities; possible restrictions on the Company’s ability to operate or dispose of any partially-owned properties; failure to achieve earnings/funds from operations targets or estimates; conflicts of interest with existing joint venture partners; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; bankruptcies of lending institutions participating in the Company’s construction loans and corporate credit facility; as well as other risks listed from time to time in the Company’s Form 10-K and in the Company’s other reports and statements filed with the Securities and Exchange Commission.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Quarter ended March 31,
Statement of Operations	2009	2008

Total revenues (1)	$78,323	$78,119
Total expenses	(57,707)	(52,858)
Operating income	20,616	25,261
Interest expense, net	(18,883)	(20,661)
Equity in (loss) income of unconsolidated entities, net	(357)	203
Income from continuing operations	1,376	4,803
Discontinued operations:
Impairment charges, net	(183)	-
Loss from operations	(670)	(705)
Net income	523	4,098
Allocation to noncontrolling interest	281	-
Less: Preferred stock dividends	(4,359)	(4,359)
Net loss to common shareholders	$(3,555)	$(261)

Reconciliation of Net Loss to Common Shareholders		Per Diluted		Per Diluted
to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(3,555)		$(261)
Allocation to noncontrolling interest	(281)		-
	(3,836)	$(0.09)	(261)	$(0.01)
Real estate depreciation and amortization	22,526	0.55	19,088	0.47
Equity in loss (income) of unconsolidated entities	357	0.01	(203)	0.00
Pro-rata share of joint venture funds from operations	1,149	0.03	1,272	0.03
Gain on sale of properties	(1,482)	(0.04)	-	-
Funds From Operations	$18,714	$0.46	$19,896	$0.49

Weighted average common shares outstanding - basic	37,637		37,580
Weighted average common shares outstanding - diluted (2)	40,623		40,701

Earnings (Loss) per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.07)		$0.01
Discontinued operations per common share	$(0.02)		$(0.02)
Loss per common share	$(0.09)		$(0.01)

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.07)		$0.01
Discontinued operations per diluted common share	$(0.02)		$(0.02)
Loss per diluted common share	$(0.09)		$(0.01)
Funds from operations per diluted common share	$0.46		$0.49

(1) Includes a $1.482 million gain on sale of depreciable real estate for the quarter ended March 31, 2009.
(2) FFO per share in 2009 has been calculated using 40,866 common shares, which includes the common stock equivalents.

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 Glimcher Realty Trust
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 GLIMCHER REALTY TRUST
 Selected Balance Sheet Information
 (in thousands, except percentages and base rents)

	March 31,	December 31,
	2009	2008

Investment in real estate, net	$1,728,675	$1,761,033
Total assets	$1,835,223	$1,876,313
Mortgage notes and other notes payable	$1,641,266	$1,659,953
Debt / Market capitalization	86.0%	83.6%
Debt / Market capitalization including pro-rata share of joint ventures	86.6%	84.2%

		March 31,	March 31,
		2009	2008
Occupancy:
	Core Malls (1):
	Mall Anchors	93.1%	97.8%
	Mall Stores	91.2%	92.7%
	Total Consolidated Mall Portfolio	92.4%	95.9%

	Malls including Joint Ventures (2):
	Mall Anchors	93.3%	97.8%
	Mall Stores	91.2%	92.4%
	Total Mall Portfolio	92.5%	95.8%

Average Base Rents:
	Core Malls (1):
	Mall Anchors	$6.19	$6.24
	Mall Stores	$27.38	$27.20

	Malls including Joint Ventures (2):
	Mall Anchors	$6.54	$6.63
	Mall Stores	$27.04	$26.89

(1) Excludes mall properties held for sale and the company's joint venture malls.
(2) Excludes mall properties held for sale.

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